Exhibit 99.1

                                         FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

In these times of economic uncertainty, I welcome this opportunity to reiterate the stability of your investment in Apple REIT Eight, Inc. In adherence with our strategy, the Company owns our entire portfolio of real estate with minimal debt on the assets. We have specifically structured the Company this way to minimize risk and virtually eliminate the possibility of losing any of our properties. Although the first quarter of 2009 brought challenging economic conditions to the hotel industry, the strength of our balance sheet, the quality of our portfolio and the expertise of our team continue to lend confidence to the long term success of our program.

Hotel industry conditions were challenging during the first quarter of this year as reflected in the overall operational performance of Apple REIT Eight’s 51 hotels. For the three-month period ending March 31, 2009, our hotels reported an average occupancy rate of 60 percent and an average daily rate (ADR) of $108, which resulted in revenue per available room (RevPAR) of $64. Funds from operations (FFO) for the first quarter of 2009 totaled $6 million, or $0.06 per share. Apple REIT Eight acquired a total of 45 hotels in 2008, making year-over-year comparisons somewhat less meaningful. In light of the current adverse economic climate, we are aggressively working with our management companies to reduce operating costs wherever possible in an effort to offset declines in revenue. Additionally, the Company’s portfolio includes several oceanfront hotels along the east coast where seasonality also played an important role in overall performance. We anticipate financial improvements during the historically busier spring and summer travel seasons.

On April 22, 2009, Apple REIT Eight’s hotel in New York, New York became the Renaissance® Hotel Fifty Seven, officially receiving the brand name from Marriott® following a series of upgrades and renovations at the property. The prestigious 17-story building, ideally located at the corner of 57th Street and Lexington Avenue, was purchased by Apple REIT Eight in January of 2008 with the idea of transforming the real estate into an attractive Renaissance® hotel. The renovations of the hotel’s 200 guestrooms, exterior, fitness room, first floor lobby and restaurant have been completed, and our focus is on the transformation of the property’s second-floor club lounge and elevator lobby. We anticipate the entire renovation will be unveiled by the end of June 2009. The Company continues to practice a disciplined approach to the allocation of capital for property renovations, with a focus on projects we anticipate will provide the best returns to our shareholders.

Due to the adverse effects of the recession on the performance of our hotels, the Company’s management and Board of Directors made the strategic decision to reduce your annual dividend rate from eight percent to seven percent. This precautionary measure, as previously discussed in our 2008 Annual Report, has been taken in an effort to preserve capital during this phase of Apple REIT Eight’s development. The reduced amount will be effective with your May 15, 2009 dividend payment.

The current economic situation within the United States is unpredictable, making a forecast of future hotel operations difficult. Hospitality experts have predicted that hotel operations are nearing the bottom of the downturn and measures of performance could improve by the end of this year. Our strategic acquisitions, primarily on an all cash basis, have provided a strong foundation for us to efficiently navigate these challenging times. Future shareholder reports will continue to outline Apple REIT Eight’s performance in detail. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31, 2009	Three months ended March 31, 2008
(In thousands except statistical data)
REVENUES
Room revenue	$34,179	$11,631
Other revenue	2,781	980
Total revenues	$36,960	$12,611

EXPENSES
Direct operating expense	$10,444	$3,401
Other hotel operating expenses	17,940	6,052
General and administrative	1,062	1,144
Depreciation	7,865	2,729
Investment income, net	(12)	(6,258)
Interest expense, net	1,543	27
Total expenses	$38,842	$7,095

NET INCOME
Net income (loss)	$(1,882)	$5,516
Unrealized gain on investments	371	-
Comprehensive income (loss)	$(1,511)	$5,516
Net income (loss) per share	$(0.02)	$0.07

FUNDS FROM OPERATIONS (A)
Net income (loss)	$(1,882)	$5,516
Depreciation of real estate owned	7,865	2,729
Funds from operations	$5,983	$8,245
FFO per share	$0.06	$0.11

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,500	75,397

OPERATING STATISTICS
Occupancy	60%	66%
Average daily rate	$108	$115
RevPAR	$64	$75
Number of hotels	51	23
Dividends per share	$0.22	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2009	December 31, 2008
ASSETS
Investment in hotels, net	$981,086	$982,886
Other assets	24,639	20,162
Total assets	$1,005,725	$1,003,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$162,606	$138,704
Other liabilities	19,392	22,040
Total liabilities	181,998	160,744
Total shareholders’ equity	823,727	842,304
Total liabilities & shareholders’ equity	$1,005,725	$1,003,048

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2009 and the results of operations for the interim period ended March 31, 2009. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2008 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento,
San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah/Port Wentworth, Savannah
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville,
Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake,
Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereiteight.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Renaissance Hotels & Resorts®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,909 guestrooms in 19 states.

MISSION

Apple REIT Eight is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: MARRIOTT, CHESAPEAKE, VA

BACK: MARRIOTT, CHESAPEAKE, VA; SPRINGHILL SUITES, GREENSBORO, NC; HILTON GARDEN INN, SAVANNAH, GA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.